Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
First Union Real Estate Equity and Mortgage Investments:

We consent to the incorporation by reference in Registration Statement No. 333-90107 on Form S-8 of our report dated March 16, 2005, relating to the combined financial statements and financial statement schedule of First Union Real Estate Equity and Mortgage Investments and First Union Management, Inc. and subsidiaries (the "Company") appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2004.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 30, 2005